                                                                    EXHIBIT 10.5

                             REIMBURSEMENT AGREEMENT

         THIS REIMBURSEMENT AGREEMENT (this "REIMBURSEMENT AGREEMENT"), dated as of November 4, 2003 is made by and between SUEZ, a societe anonyme organized under the laws of the Republic of France ("SUEZ"), and NALCO COMPANY, a Delaware
corporation ("NALCO"). Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Contribution Agreement (as hereinafter defined).

         WHEREAS, pursuant to the Contribution Agreement, dated as of November
2, 1999, as amended (the "CONTRIBUTION AGREEMENT"), between Nalco Chemical
Company, an indirect, wholly owned subsidiary of Suez and predecessor to Nalco, and the Northern Trust Company (the "TRUSTEE"), Nalco is required to make certain contributions to the Trust;

         WHEREAS, pursuant to the Stock Purchase Agreement, dated as of August
31, 2003, among Blackstone/Neptune Acquisition Company L.L.C., Leo Holding
Company and Nalco International S.A.S. (the "PURCHASE AGREEMENT"), the Sellers
(as defined in the Purchase Agreement) have agreed to cause Suez to enter into this Reimbursement Agreement to provide for the reimbursement of contributions made by Nalco to the Trust;

         WHEREAS, a subsidiary of Suez and Nalco are entering into a Sublease
Agreement dated as of the date hereof (the "SUBLEASE AGREEMENT"), pursuant to which certain property located in Naperville, Illinois is sublet by such subsidiary of Suez to Nalco;

         NOW THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the parties hereby agrees as follows:

         1. Term. This Reimbursement Agreement shall commence on the date hereof and shall terminate, unless earlier terminated upon mutual agreement by the parties hereto, upon satisfaction, payment in full and discharge of all of
Nalco's (or any successors') liabilities and obligations under the Contribution
Agreement, provided that such termination shall become effective only upon the payment in full by Suez, or its affiliates, of all amounts owing by Suez hereunder (the "TERM").

         2. Reimbursement. During the Term, Suez shall, or shall cause an affiliate to, reimburse Nalco for all contributions made by Nalco or any of its affiliates to the Trust pursuant to the terms of the Contribution Agreement in order to satisfy Nalco's obligations under the Contribution Agreement (the
"CONTRIBUTIONS").

         3. Payment. Not less than ten business days before the date on which any Contribution is to be made by Nalco, Nalco shall inform Suez in writing of the amount of such Contribution and the date on which it is to be made. Suez shall, or shall cause an affiliate to, pay the total amount thereof in United
States dollars by wire transfer of immediately available funds to an account designated by Nalco (which may be either a Nalco account or an account of the

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Trust). Suez or its affiliate, as the case may be, shall make such payment on the payment date specified in Nalco's notice as provided above.

         4. Guarantee. In connection with this Agreement, Suez has executed a guarantee in favor of the Trustee for purposes of providing financial support to the Trustee under Section 8 of the Contribution Agreement (the "Guarantee"). If
at any time during the Term, the credit rating of Suez falls below a level that is acceptable to the Trustee for purposes of the Guarantee and Section 8 of the
Contribution Agreement, Suez shall provide a letter of credit or other additional financial support acceptable to the Trustee under Section 8 of the
Contribution Agreement. In satisfying this obligation, Suez may cause one of its affiliates to provide such additional financial support, provided that the affiliate also agrees to undertake the obligations set forth in the foregoing sentence.

         5. Sublease Set-Off. To the extent that Buyer (as defined in the
Purchase Agreement) or any of its affiliates has failed to pay when due to Suez or any of its affiliates Sublease Rent (as defined in the Sublease Agreement),
Suez shall have the right to reduce its reimbursement obligations to Nalco pursuant to this Reimbursement Agreement by an amount equal to any such shortfall.

         6. Notices. Whenever notice is required or permitted by this
Reimbursement Agreement to be given, such notice must be given in writing to the address listed below. Each such notice shall be effective (i) if given by telecopy, upon electronic confirmation of receipt, (ii) if given by mail, on the third day after deposit in the mails (postage prepaid and certified or registered return receipt requested) and (iii) if given by courier, when delivered to and receipted for at the address of such party specified according to the records of such courier.

         If to Suez:

         SUEZ
         16, rue de la Ville I'Eveque
         75008 Paris France
         Attn:  General Counsel - Patrick Ouart
         Fax:   (33)1-40-06-66-22

         with a copy to:

         Davis Polk & Wardwell
         450 Lexington Avenue
         New York, New York  10017
         Attn:  Paul R. Kingsley
         Fax:     (212) 450-3800

         If to Nalco:

         Nalco Company

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         One Nalco Center
         1601 W. Diehl Road
         Naperville, IL  60563
         Attn:  General counsel
         Fax:   (630) 305-2985

         with a copy to:

         Simpson Thacher & Bartlett LLP
         425 Lexington Avenue
         New York, New York 10017
         Attn:  Wilson S. Neely
         Fax:     (212) 455-2502

         7. Amendments and Waivers. Any provision of this Reimbursement
Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this
Reimbursement Agreement, or in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. Except as otherwise provided herein, the rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

         8. Successors and Assigns. The provisions of this Reimbursement
Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this
Agreement without the consent of the other party hereto, provided, however, that, other than as set forth in Section 4 which shall control for purposes of the obligations set forth therein, either party may assign this Reimbursement
Agreement, in whole or in part, to one or more affiliates of such party without the consent of the other party (it being understood that no such assignment shall relieve the assigning party of any of its obligations hereunder).

         9. Governing Law. This Reimbursement Agreement shall be governed by and construed in accordance with the law of the State of New York.

         10. Jurisdiction. The parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Reimbursement Agreement shall be brought in the United States District Court for the Southern District of New York or any
New York State court sitting in New York City, so long as one of such courts shall have subject matter jurisdiction over such suit, action or proceeding, and that any cause of action arising out of this Agreement shall be deemed to have arisen from a transaction of business in the State of New York, and each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law,

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any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 6 shall be deemed effective service of process on such party.

         11. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY
WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF
OR RELATED TO THIS REIMBURSEMENT AGREEMENT OR THE TRANSACTIONS CONTEMPLATED
HEREBY.

         12. Counterparts; Effectiveness; Third Party Beneficiaries. This
Reimbursement Agreement may be signed in any number of counterparts (including by telecopy), each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Reimbursement
Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other parties hereto. No provision of this
Reimbursement Agreement is intended to confer any rights, benefits, remedies, obligations, or liabilities hereunder upon any Person other than the parties hereto and their respective successors and assigns.

         13. Entire Agreement. This Reimbursement Agreement constitutes the entire agreement among the parties with respect to the subject matter of this
Reimbursement Agreement and supersedes all prior agreements and understandings, both oral and written, among the parties with respect to the subject matter of this Reimbursement Agreement.

         14. Severability. If any term, provision, covenant or restriction of this Reimbursement Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Reimbursement Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Reimbursement Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

         15. Captions. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

         IN WITNESS WHEREOF, each of the parties hereto has duly executed this
Reimbursement Agreement as of the day and year first above written.

                                 SUEZ

                                 By: /s/ Gerard Sussmann
                                     ------------------------------------
                                     Name:  Gerard Sussmann
                                     Title: Attorney

                                 NALCO COMPANY

                                 By: /s/ William H. Joyce
                                     -------------------------------------
                                     Name:  William H. Joyce
                                     Title: Chairman and Chief Executive Officer